STOCK OPTION AGREEMENT

May 1, 2001

This is a Stock Option Agreement between Saks Incorporated (the “Company”) and each individual who receives an Option Grant (as defined in Section 1) (the “Optionee”).

Preliminary Statement

This Agreement is made pursuant to the Company’s 1997 Stock-Based Incentive Plan (the “Plan”). Capitalized terms used but not defined in this Agreement are defined in the Plan as of, and without giving effect to any amendment after, the date of this Agreement.

Terms and Conditions

The Company and the Optionee agree as follows:

1. Options Covered.

a. This Agreement is the agreement referred to in paragraph 6 of the Plan. For each of the Company’s stock option grants to the Optionee pursuant to the Plan (each an “Option Grant”), this Agreement, the Plan, and each document given to the Optionee reflecting the amount, exercisability, and other terms of the Option Grant (“Grant Document”) govern. In this Agreement the words (i) “Common Stock” mean the Company’s Common Stock, par value $.10 per share, (ii) “Option” and “Options” mean the right and option to purchase all or any part of the number of shares of Common Stock subject to an Option Grant, (iii) “exercise of the Options” and similar words used in this Agreement mean the purchase of shares of Common Stock subject to an Option Grant in accordance with this Agreement, (iv) “Exercise Price” mean the price the Optionee must pay to the Company to exercise an option as specified by the Company in a Grant Document. The Optionee is not required to exercise the Options. The Options are not “incentive stock options” as those terms are used in Section 422 of the Internal Revenue Code of 1986.

b. No Option may be exercised after the date that is the seventh anniversary of the Option’s date of grant and will terminate on that date (the “Option Termination Date”).

2. Exercisability of Options.

a. Except as the Grant Document may otherwise specify for an Option Grant and (i) subject to the other Sections of this Agreement and the Plan, and (ii) unless the Options have terminated or have been forfeited in accordance with this Agreement or the Plan, the Optionee on or before the Option Termination Date may purchase shares of Common Stock subject to an Option Grant as follows:

Percent Of Number Of Shares Specified In The Option Grant That May Be Purchased	Date After Which Shares May Be Purchased
20	Six months after the Option Grant date
40	The first anniversary of the Option Grant date
60	The second anniversary of the Option Grant date
80	The third anniversary of the Option Grant date
100	The fourth anniversary of the Option Grant date

The above vesting schedule applies only if the Grant Document is silent as to vesting.

3. Exercising the Options.

a. The Optionee may exercise Options that are exercisable in accordance with Section 2 and that have not terminated or been forfeited in accordance with this Agreement or the Plan. To exercise Options included as part of an Option Grant, the Optionee must, on or prior to the Option Termination Date for the Option Grant, notify the Company (attention: Tina Kerr

(telephone: 865-981-9568; fax: 865-980-0433) of the number of whole shares of Common Stock the Optionee intends to purchase. The Optionee may not purchase less than 100 shares of Common Stock upon any exercise unless the number of shares of Common Stock subject to the Options at the time of exercise is less than that number. Unless otherwise directed by the Company and subject to Section 10, the Optionee must include payment of the Exercise Price times the number of shares of Common Stock to be purchased (the “Purchase Price”). The date on which the Optionee delivers the written notice to the Company in accordance with this subsection a. is referred to in this Agreement as the “Exercise Date”. Fractional share interests may be accumulated into whole shares.

b. The Optionee must pay the Purchase Price (1) in cash or by check payable to the order of the Company, (2) at the Company’s discretion, by exchange of shares of Common Stock beneficially owned by the Optionee, the Optionee’s spouse, or both of them, for a period of at least six months from the Exercise Date (“Delivered Stock”), or (3) a combination of (1) and (2). Delivered Stock will be valued at its Fair Market Value determined as of the close of business on the day before the Exercise Date. “Fair Market Value” means, on any date, (A) if the Common Stock is then listed and traded on a registered national securities exchange or is quoted in the NASDAQ National Market System, the closing price recorded in composite transactions as reported in The Wall Street Journal for that date, or (B) in the absence of reported sales or if the Common Stock is not so listed or quoted, the value of the Common Stock as determined in good faith by the Committee.

c. When the Optionee complies with the requirements of this Section 3 and is otherwise in compliance with this Agreement and the Plan, in each case to the reasonable satisfaction of the Committee, the Company will promptly deliver to the Optionee one or more stock certificates that together represent the shares of Common Stock that the Optionee has purchased.

4. Termination of Employment; Termination of Services as a Director.

a. Except as provided in this Section 4 and in Section 5, the Optionee may not exercise Options unless:

(i) the Optionee, if an employee, is then in the employ of (A) the Company, (B) an affiliated corporation, (C) a corporation issuing or assuming the Options in a transaction to which Section 424(a) of the Internal Revenue Code of 1986 applies, or (D) a parent corporation or subsidiary corporation of the corporation described in clause (C), and the Optionee has remained continuously so employed since the date of grant of the Options.

(ii) the Optionee, if a director, is then serving as a director of the Company and has continuously so served since the date of grant of the Options.

b. If the Optionee’s employment, or service as a director, Terminates (other than by reason of Disability, Retirement, or death), the Optionee may, for a period of three months from the date of Termination, exercise all Options that are exercisable in accordance with Section 2 (determined in accordance with subsection d. of this Section 4) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan.

c. If the Optionee’s employment, or service as a director, Terminates by reason of Retirement or Disability, the Optionee may, for a period of one year from the date of Termination, exercise all Options that are exercisable in accordance with Section 2 (determined in accordance with subsection d. of this Section 4) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan.

d. For purposes of subsections b. and c. of this Section 4, the number of shares of Common Stock that may be purchased upon exercise of the Options in accordance with Section 2 will be determined as of the date of Termination and not as of the date the Options are exercised or any other date.

e. Nothing in this Agreement or in the Plan will (i) confer upon the Optionee, if an employee, any right to continue in the employ of the Company or any of its affiliated corporations or interfere in any way with the right of the Company or any affiliated corporation to terminate the Optionee’s employment at any time or (ii) confer upon the Optionee, if a director, any right to continue to serve as a director of the Company or interfere in any way with the right of the Company’s Board of Directors to terminate the Optionee’s service as a director at any time.

5. Death of Optionee.

If the Optionee dies (a) while employed by the Company or an affiliated corporation or serving as a director of the Company, (b) within twelve months after Termination due to Retirement or Disability, or (c) within three months after Termination for any other reason, the Optionee’s Beneficiary may, for a period of one year from the date of the Optionee’s death, exercise all Options that are exercisable in accordance with Section 2 (determined in accordance with the next sentence of this Section 5) and that have not otherwise terminated or been forfeited in accordance with this Agreement or the Plan. The number of shares of Common Stock that may be purchased upon exercise of the Options in accordance with Section 2 will be determined as of the date of death and not as of the date of Termination or any other date.

6. Limited Transferability of Options.

Except as provided in the Plan, the Options are not transferable.

7. Rights as a Stockholder.

Neither the Optionee nor any Award Transferee will have any right as a stockholder with respect to the shares of Common Stock subject to the Options until the Company issues a stock certificate to the Optionee or the Award Transferee for the shares of Common Stock acquired upon exercise of the Options in accordance with this Agreement. If the record date for any dividend or distribution precedes the Company’s issuance of a stock certificate for shares of Common Stock acquired upon exercise of the Options in accordance with this Agreement, the Optionee or the Award Transferee will not be entitled to the dividend or distribution with respect to the shares of Common Stock represented by the stock certificate.

8. Forfeiture of Options.

The Optionee will forfeit all unexercised Options if (a) in the opinion of the Committee, the Optionee without the written consent of the Company engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity competitive with the business conducted by the Company or any of its subsidiaries, or (b) the Optionee performs any act or engages in any activity that in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company.

9. Other Restrictions.

The exercise of the Options is subject to the requirement that, if at any time the Committee determines that any one or more of the following is a reasonably necessary or desirable condition to exercise of the Options:

a. the listing, registration or qualification of the shares of Common Stock subject to the Options upon any securities exchange or in accordance with any applicable law,

b. the consent or approval of any governmental authority, or

c. the Optionee’s agreement to dispose of shares of Common Stock acquired pursuant to exercise of the Options in accordance with applicable law,

then any exercise of the Options will not be effective until all of the conditions so determined by the Committee are met.

10.	Taxes and Withholding.

a. The Optionee will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local income taxes required by law to be withheld upon the exercise of the Options (“Taxes”). The Company will, to the extent permitted or required by law, have the right to deduct all Taxes from any payment of any kind otherwise due to the Optionee.

b. Subject to the rules and regulations of the Securities and Exchange Commission in effect from time to time, the Optionee may satisfy the Optionee’s obligation to pay Taxes by requesting that the Company withhold, from the shares of Common Stock to be delivered to the Optionee upon each exercise of the Options, a number of shares having a Fair Market Value equal to the amount of the Taxes.

11.	Effect of Agreement.

This Agreement will be binding upon and will inure to the benefit of any successor or successors of the Company.

12.	Conflicts and Interpretation.

a. Except as provided in this Section 12, as to each Option Grant this Agreement and the Grant Document for the Option Grant are the entire agreement of the Company concerning the subject matter of this Agreement and the Grant Document.

b. The following rules of interpretation apply:

(i) If this Agreement and a Grant Document are silent about any matter, the Plan governs.

(ii) If a Grant Document conflicts with this Agreement or the Plan, the Grant Document governs.

(iii) If a Grant Document is silent about any matter and the Agreement conflicts with the Plan, the Agreement governs.

(iv) If a Grant Document is ambiguous, this Agreement governs unless this Agreement is ambiguous or silent, in which event the Plan governs.

(v) The headings of sections are included solely for convenience of reference and will not affect the meaning or interpretation of this Agreement.

13. Amendment.

This Agreement may not be modified, amended, or waived in any manner except in writing signed by the Company and the Optionee. The waiver by the Company or the Optionee of compliance with any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of a provision of this Agreement.

14. Administration.

The authority to manage and control the operation and administration of this Agreement will be vested in the Committee. The Committee will have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

15. Adjustments for Pooling-of-Interests Accounting.

If the Company enters into a transaction that is intended to be accounted for using the pooling-of-interests method of accounting but the Board of Directors determines that all or any part of the Options could reasonably be expected to preclude such treatment, the Board of Directors may modify (to the extent required) or revoke (if necessary) the Options or any part.

16. Governing Law.

Tennessee law will govern the interpretation, performance, and enforcement of this Agreement.

Saks Incorporated

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